Exhibit 10.1

SONIC FOUNDRY, INC.

SUBORDINATED PROMISSORY NOTE DUE [one year from date of closing]

THIS Note is a duly authorized issuance of             yen [determined by multiplying 194,928,000 Yen by the percentage ownership of common stock of Mediasite KK held by such holder] of SONIC FOUNDRY, INC., a Maryland corporation located at 222 West Washington Avenue, Madison, Wisconsin 53703 (the “Company.”)

FOR VALUE RECEIVED, the Company promises to pay to             , the registered holder hereof (the “Holder”), the principal sum of             Yen [insert number from above] (            Yen) in one principal payment, , plus all accrued interest to date, on [one year from date of closing] (the “Maturity Date”). Interest shall accrue daily on this Promissory Note at the rate of five percent (5.0%) per annum. The Company will pay the outstanding principal amount of this Note, plus accrued interest, in cash on the Maturity Date to the registered holder of this Note by wire transfer (net of remittance charge) to the bank account designated by the Holder. Such wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability on this Note to the extent of the sum represented by such check or wire transfer.

This Note is subject to the following additional provisions:

1. The Company shall be entitled to withhold from all payments of principal of this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

2. The payment and other provisions of this Note are subordinated to Silicon Valley Bank pursuant to a Subordination Agreement, dated December 25, 2013 between the Company, Sonic Foundry Media Systems, Inc. and Silicon Valley Bank.

3. This Note may only be transferred to affiliates of the Holder. In the event of any such proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including a legal opinion that the issuance of the Note in such other name does not and will not cause a violation of the Securities Act of 1933 (the “Securities Act”) or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

5. The holder of this Note, by acceptance hereof, agrees as follows:

a.	This Note is being acquired for the Holder’s own account for investment only and not with a view to offer for sale or other disposition in connection with any distribution of all or any part thereof (although the disposition of this Note shall remain within such Holder’s discretion subject to applicable law and contractual limitations), except pursuant to an applicable exemption under the Securities Act or a registration thereunder.

b.	The Holder represents that he has had access, and reviewed to the extent he deems appropriate, the reports, schedules, forms, statements, exhibits and other documents required to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Company SEC Documents’). The Holder further represents that he has had an opportunity to ask questions of and to receive answers from the Company regarding the Company and its business, assets, results of operations and financial condition and terms and conditions of the issuance of this Note.

c.	The Holder represents that he can bear the economic risk of his investment in this Note and has such knowledge and experience in financial business matters and that he is capable of bearing and managing the risk of investment in this Note, that the Company intends to make the filings required to comply with Regulation D, and that he is an accredited investor as defined in Regulation D under the Securities Act.

d.	The Holder understands that this Note has not been registered pursuant to the Securities Act or any applicable states securities law, that this Note will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations, this Note cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, the Holder represents that he is familiar with Rule 144 promulgated under the Securities Act as currently in effect and understands the resale limitations imposed thereby under the Securities Act and that additional resale limitations will be applicable to a Seller under Rule 144 if the Holder is deemed to be an affiliate of the Company under the Securities Act. The Holder further acknowledges that he understands that officers and directors of the Company and its affiliates are subject to further limitations on sales of this Note.

6. This Note shall be governed by and construed in accordance with the laws of the State of Wisconsin. The Company and Holder each consent to the jurisdiction of the federal or the state courts of the State of Wisconsin sitting in Dane County in connection with any dispute arising under this Note, and hereby waives to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. The Company and Holder each hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

7. The following shall constitute an “Event of Default”:

a.	The Company shall default in the payment of principal and interest on this Note and same shall continue for a period of ten (10) days; or

b.	The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note and such failure shall continue uncured for a period of sixty (60) days after written notice from the Holder of such failure; or

c.	The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

d.	A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

e.	Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

f.	Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding;

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider the obligation under this Note immediately due and payable within ten (10) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: January 14, 2014

SONIC FOUNDRY, INC.

By:	/s/Ken Minor
Ken Minor
(Print Name)
Title:	CFO

ATTESTOR

By: